                                                                     Exhibit 4.2

                          VALERA PHARMACEUTICALS, INC.

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                 AUGUST 16, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1   GENERAL......................................................     1
   1.1      Definitions..................................................     1
SECTION 2   RESTRICTIONS ON TRANSFER; REGISTRATION.......................     4
   2.1      Restrictions on Transfer.....................................     4
   2.2      Demand Registration..........................................     5
   2.3      Piggyback Registrations......................................     6
   2.4      Form S-2 and S-3 Registration................................     7
   2.5      Expenses of Registration.....................................     9
   2.6      Obligations of the Company...................................     9
   2.7      Termination of Registration Rights...........................    11
   2.8      Delay of Registration; Furnishing Information................    11
   2.9      Indemnification..............................................    11
   2.10     Assignment of Registration Rights............................    13
   2.11     Amendment of Registration Rights.............................    14
   2.12     Limitation on Subsequent Registration Rights.................    14
   2.13     "Market Stand-Off" Agreement.................................    14
   2.14     Agreement to Furnish Information.............................    14
   2.15     Rule 144 Reporting...........................................    15
SECTION 3   COVENANTS....................................................    15
   3.1      Basic Financial Information and Reporting....................    15
   3.2      Inspection Rights............................................    16
   3.3      Confidentiality of Records...................................    16
   3.4      Reservation of Common Stock..................................    16
   3.5      Stock Vesting................................................    17
   3.6      Special Relationships of Prospective Employees...............    17
   3.7      Directors' Liability and Indemnification.....................    17
   3.8      Reimbursement of Expenses....................................    17
   3.9      Qualified Small Business.....................................    17
   3.10     Election of Directors........................................    17
   3.12     Observer Rights..............................................    18

   3.13     Termination of Covenants.....................................    18
SECTION 4   PREEMPTIVE RIGHTS............................................    19
   4.1      Subsequent Offerings.........................................    19
   4.2      Exercise of Preemptive Rights................................    19
   4.3      Termination and Waiver of Preemptive Right...................    19
   4.4      Transfer of Preemptive Rights................................    19
   4.5      Excluded Securities..........................................    20
SECTION 5   MISCELLANEOUS................................................    20
   5.1      Governing Law................................................    20
   5.2      Survival.....................................................    20
   5.3      Successors and Assigns.......................................    21
   5.4      Entire Agreement.............................................    21
   5.5      Severability.................................................    21
   5.6      Amendment and Waiver.........................................    21
   5.7      Delays or Omissions..........................................    22
   5.8      Notices......................................................    22
   5.9      Attorneys' Fees..............................................    22
   5.10     Titles and Subtitles.........................................    22
   5.11     Additional Investors.........................................    22
   5.12     Counterparts.................................................    23
   5.13     Joinder of Spouses...........................................    23

                          VALERA PHARMACEUTICALS, INC.

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of August 16, 2004, by and among VALERA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), the stockholders of the Company listed as "Common Stock Investors" on EXHIBIT A hereto (collectively, the "Common Stock Investors", and each individually, a "Common Stock Investor"), the investors listed as the "Series C Investors" on EXHIBIT A hereto (the "Series C Investors"), the stockholders of the Company listed as "Series A Investors" on EXHIBIT A hereto (the "Series A Investors"), and the stockholders of the Company listed as "Series B Investors" on EXHIBIT A hereto (the "Series B Investors" and, together with the Common Stock Investors, the Series C Investors and the Series A Investors, the "Investors").

                                    RECITALS

     The Series C Investors are purchasing shares of the Company's Series C Convertible Preferred Stock pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing").

     The obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

     In connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information rights and other rights to the Investors as set forth below.

                                    AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

     1. GENERAL.

          1.1. DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

          "Board of Directors" means the Company's Board of Directors.

          "Certificate" means the Company's Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 16, 2004.

          "Common Stock" means the Company's common stock, par value $.001 per share.

          "Equity Securities" means (i) any Common Stock, Preferred Stock, or other security of the Company, (ii) any security convertible, with or without consideration, into any

Common Stock, Preferred Stock, or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock, or other security of the Company, or (iv) any such warrant or right.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-2" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of certain information by reference to other documents filed by the Company with the SEC.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "GP Strategies" means GP Strategies Corporation, a Delaware corporation.

          "Holder" means any person owning of record Registrable Securities, or securities convertible into Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities or securities in accordance with Section 2.10 hereof.

          "Preferred Stock" means the Company's preferred stock, par value $.001 per share.

          "Qualified Offering" means a firm commitment underwritten public offering of the Company's Common Stock, pursuant to an effective registration statement under the Securities Act (i) at a public offering price per share, before deductions for underwriter discounts and commissions, of at least three
(3) times the highest of the original purchase prices of the Series C Convertible Preferred Stock, Series B Convertible Preferred Stock or Series A Convertible Preferred Stock (subject to adjustment for any stock splits, dividends, combinations, recapitalizations and the like), and (ii) with aggregate proceeds to the Company of at least $25,000,000 before deductions for underwriter discounts and commissions and any and all expenses of such underwritten offering incurred by the Company.

          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) for purposes of Section 2.3 and
2.4 only (and to the extent such provisions relate to Section 2.3 or 2.4, Sections 2.1, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 2.15 or
Section 5), Common Stock owned by GP Strategies, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities, excluding any Registrable Securities as to which the rights under
Section 2 have terminated pursuant to Section 2.7.

          "Registration Expenses" mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Expenses" mean all underwriting discounts and selling commissions applicable to the sale.

          "Series A Convertible Preferred Stock" means shares of the Company's Preferred Stock designated as Series A Convertible Preferred Stock, par value $.001 per share.

          "Series B Convertible Preferred Stock" means shares of the Company's Preferred Stock designated as Series B 10% Convertible Preferred Stock, par value $.001 per share.

          "Series C Convertible Preferred Stock" means shares of the Company's Preferred Stock designated as Series C Convertible Preferred Stock, par value $.001 per share.

          "Shares" mean (i) Series C Convertible Preferred Stock issued pursuant to the Purchase Agreement held by the Series C Investors hereto and their permitted assigns, (ii) Series B Convertible Preferred Stock held by the Series B Investors and their permitted assigns, (iii) Series A Convertible Preferred Stock held by the Series A Investors and their permitted assigns, and (iv) for purposes of Section 2.3 and 2.4 only (and to the extent such provisions relate to Section 2.3 or 2.4, Sections 2.1, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12,
2.13 and 2.14 or Section 5), shares of Common Stock held by GP Strategies and its permitted assigns.

          "Special Registration Statement" means a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

     2. RESTRICTIONS ON TRANSFER; REGISTRATION.

          2.1. RESTRICTIONS ON TRANSFER.

               (A) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                    (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement, detailed statement or opinion of counsel shall be necessary for a transfer by a party hereto which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the party's family member or trust for the benefit of an individual party, (E) an entity which is controlled by, controls or is under common control with the transferor (an "Affiliate"), or (F) a Common Stock Investor to another Common Stock Investor or then current employees of the Company; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he, she or it were an original party hereunder.

               (B) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or under any other agreement):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES OR BLUE SKY LAWS OF ANY JURISDICTION. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD

     OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

               (C) If such Shares or Registrable Securities are proposed to be disposed of, the Company shall be obligated to reissue promptly certificates without the foregoing legend at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities may lawfully be so disposed of thereafter without registration, qualification, or legend.

          2.2. DEMAND REGISTRATION.

               (A) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from a Holder or Holders of at least 50% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of a majority of the Registrable Securities owned by such Initiating Holders, then the Company shall, within 30 days of receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2, use its commercially reasonable efforts to file a registration statement under the Securities Act with the Commission covering all Registrable Securities that the Initiating Holders request to be registered.

               (B) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated first to the Holders who are holders of Series C Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof), Series B Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) and Series A Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) on a pro rata basis based on the total number of Registrable Securities held by such Holders of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration, and in any event, by not more than fifty-percent (50%) of the number of shares of Registrable Securities requested to be so included. Any

Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (C) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                    (1) prior to the earlier of (A) six months following a Qualified Offering, and (B) December 31, 2005;

                    (2) after the Company has effected two (2) registrations pursuant to Section 2.2(a), and such registrations have been declared or ordered effective;

                    (3) during the period starting with the date of filing of, and ending on the date 90 days following the effective date of, any registration statement (other than a Special Registration Statement) of the Company;

                    (4) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make a Qualified Offering within 90 days;

                    (5) if the Company shall furnish to the Initiating Holders, a certificate signed by the Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period; or

                    (6) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

          2.3. PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders who are holders of Series C Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof), Series B Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) and Series A Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) on a pro rata basis based on the total number of Registrable Securities held by such Holders of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock; and third, to the Holders who are holders of Common Stock (issued otherwise than upon conversion of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock or Series A Convertible Preferred Stock) on a pro rata basis based on the total number of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (other than securities being offered by the Company and Registrable Securities being offered by the Holders) are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners, stockholders and Affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares of Registrable Securities owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

          2.4. FORM S-2 AND S-3 REGISTRATION. In case the Company shall receive from a Holder or Holders of at least 50% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-2 or Form S-3 or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (A) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (B) as soon as practicable, use its best efforts to file such registration statement as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                    (I) if Form S-2 or Form S-3, as the case may be, is not available for such offering by the Holders, or

                    (II) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such Form S-2 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve-month period, or

                    (III) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or

                    (IV) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such Form S-2 or Form S-3 registration statement, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000; or

                    (V) if the Company has filed a registration statement at the request of Holders under this Section 2.4 within the preceding six months.

               (C) Subject to the foregoing, the Company shall file a Form S-2 or Form S-3 registration statement, as the case may be, covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

               (D) If the registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Holders who are holders of Series C Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof), Series B Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) and Series A Convertible Preferred Stock (or shares of Common Stock issued upon conversion thereof) on a pro rata basis based on the total number of Registrable Securities held by such Holders of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Convertible Preferred Stock; and second, to the Holders who are holders of Common Stock (issued other than upon conversion of the Series C Convertible Preferred Stock, Series B Convertible Preferred Stock or Series A Convertible Preferred Stock) on a pro rata basis based on the total number of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company (other than securities being offered by the Company and Registrable Securities being offered by the Holders) are first entirely excluded from the underwriting and registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners, stockholders and Affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares of Registrable Securities owned by all entities and individuals included in such "Holder," as defined in this sentence.

          2.5. EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company; provided, however, that the Company shall not be required to pay any Registration Expenses incurred in connection with any registration, qualification or compliance proceedings begun pursuant to a request under Section 2.2 if such request is subsequently withdrawn by the Holders of a majority of the Registrable Securities to be included in such registration, qualification or compliance (in which case all participating Holders shall bear all such Registration Expenses). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered and sold.

          2.6. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective (i) in the case of any registration under Section 2.2, for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto and
(ii) in the case of any registration under Section 2.4, indefinitely or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (D) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (G) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

               (H) Use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which securities issued by the Company are from time to time qualified.

               (I) Use its reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such transfer agent and registrar.

               (J) Use its reasonable efforts to provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable registration statement.

          2.7. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under Sections 2.2, 2.3, and 2.4 shall terminate and be of no further force and effect with respect to any Holder when all Registrable Securities held by and issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any 90-day period.

          2.8. DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (A) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

          2.9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3, or 2.4:

               (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or by any partner, member, officer, director, underwriter or controlling person of such Holder; and provided, further, that such indemnity shall not apply with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary or final prospectus if the prospectus (as amended or supplemented), as provided to the person claiming indemnification prior to the time the Company made the sale to the person making the claim of a Violation, did not contain such statement or alleged statement or omission or alleged omission.

               (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in writing expressly for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

               (C) Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (D) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (E) The obligations of the Company and Holders under this Section
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.10. ASSIGNMENT OF REGISTRATION RIGHTS.

               (A) The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, Affiliate, general partner, limited partner, retired partner, member, retired member or shareholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder or (iii) acquires at least 100,000 shares of such Holder's Registrable Securities (as adjusted for any stock dividend, combination, splits, reorganization, and the like); provided, however,
(A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

               (B) Notwithstanding anything to the contrary contained in this
Section 2.10, no assignment under Section 2.10(a) shall be valid if the transferee of the Registrable Securities of a Holder is determined in good faith by the Board of Directors to be a direct competitor of the Company.

          2.11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

          2.12. LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

          2.13. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided that such agreement shall apply only to the Company's initial Qualified Offering.

          2.14. AGREEMENT TO FURNISH INFORMATION. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.

          2.15. RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     3. COVENANTS.

          3.1. BASIC FINANCIAL INFORMATION AND REPORTING.

               (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (B) As long as shares of Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A Convertible Preferred Stock, and/or Registrable Securities issued therefore are outstanding, the Company shall deliver or provide to each Series C Investor, Series B Investor and Series A Investor (so long as such Investor continues to hold 10% of the Shares originally purchased by said Series C Investor, Series B Investor or Series A Investor and/or Registrable Securities issued therefore) of each respective class, and as long as GP Strategies holds at least 10% of the outstanding Common Stock, the Company shall deliver and provide to GP Strategies:

                    (I) Within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board of Directors; and

                    (II) (A) At least 30 days prior to the beginning of each fiscal year, an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (B) within 20 days after the end of each quarter, a balance sheet of the Company as of the end of each such quarter, and a statement of income and a statement of cash flows of the Company for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          3.2. INSPECTION RIGHTS. As long as Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A Convertible Preferred Stock, and/or Registrable Securities issued therefore are outstanding, each Series C Investor, Series B Investor and Series A Investor (so long as such Investor continues to hold 10% of the Shares originally purchased by said Investor and/or Registrable Securities issued therefore), and as long as GP Strategies holds at least 10% of the outstanding Common Stock, GP Strategies, after giving reasonable advance notice to the Company, shall have the right during normal business hours to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a direct competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

          3.3. CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its reasonable commercial efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, Affiliate, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of and agrees to abide by the confidentiality provisions of this Section
3.3 or provisions that are substantially similar thereto. Notwithstanding the foregoing, each Investor (and each employee, representative, or other agent of such Investor) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analysis) that are provided to such Investor relating to such tax treatment and tax structure.

          3.4. RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

          3.5. STOCK VESTING. Except as otherwise provided by the Board of Directors, all stock options and other stock equivalents issued by the Company after the date of this Agreement to employees, directors, consultants and other service providers of the Company shall be subject to vesting as follows: (a) 25% of such stock shall vest at the end of the first year following the date of issuance, and (b) 75% of such stock shall vest on a monthly basis over the remaining three years. With respect to any shares of stock purchased by any such person, except as otherwise provided by the Board of Directors, the Company will enter into an agreement in connection with each such issuance of stock to an employee, director or consultant of the Company that provides that upon the termination of the employment or service of such employee, director or consultant, with or without cause with respect to any unvested shares or options owned or held by an employee, director or consultant of the Company, such unvested shares or options shall be forfeited to the Company or its assignee.

          3.6. SPECIAL RELATIONSHIPS OF PROSPECTIVE EMPLOYEES. The Company shall not hire or contract for the services, directly or indirectly, whether as an employee, independent contractor, consultant or in any other capacity, of any person who is a spouse, sibling, parent, child, or other family member of a current officer, director, employee, independent contractor or consultant to the Company without the unanimous consent of the Board of Directors of the Company.

          3.7. DIRECTORS' LIABILITY AND INDEMNIFICATION. The Company's Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

          3.8. REIMBURSEMENT OF EXPENSES. The Company shall reimburse each nonemployee member of the Board of Directors for all reasonable and customary actual expenses incurred in connection with their service as a member of the Board of Directors, including without limitation all actual travel and lodging expenses incurred in connection with the attendance by any such member at a meeting of the Board of Directors or any committee thereof.

          3.9. QUALIFIED SMALL BUSINESS. The Company will use its best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock."

          3.10. ELECTION OF DIRECTORS.

               (A) In any election of directors of the Company, the Investors shall vote at any regular meeting or special meeting of stockholders of the Company (or by written consent) such number of shares of voting capital stock then owned by them (or as to which they then have voting power) as may be necessary to elect the following individuals to the Board of Directors:

                    (I) One director designated by the Corporate Opportunities Fund, L.P., who shall initially be James C. Gale;

                    (II) One director designated by Wheatley MedTech Partners L.P.;

                    (III) One director designated by GP Strategies;

                    (IV) One director designated by SMH Hydro Med II, LLC;

                    (V) One director designated by Psilos Group Managers, LLC, who shall also have the right to be a member of the audit committee of the Board of Directors;

                    (VI) Two directors who have relevant industry experience and are not employees of the Company or GP Strategies, nominated by mutual agreement of the Investors (the "Outside Directors"); and

                    (VII) The President or Chief Executive Officer of the
Company.

               (B) Any director nominated pursuant to Section 3.10(a)(i), (ii),
(iii) (iv) or (v) may be removed by, and shall not be removed except by, Corporate Opportunities Fund, L.P., Wheatley MedTech Partners L.P., GP Strategies, SMH Hydro Med II, LLC; and Psilos Group Managers, LLC, respectively.

          3.11. OBSERVER RIGHTS. As long as SMH Hydro Med LLC, Paladin Labs, Inc. and NJTC Venture Fund SBIC, L.P., respectively, hold any Shares, the Company shall, if such Investors do not otherwise have a representative on the Board of Directors, invite a representative of each such Investor to attend all meetings of its Board of Directors and the committees of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

          3.12. TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (a) the effective date of the registration statement pertaining to the initial Qualified Offering, or (b) upon (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company or (ii) a sale of all or substantially all of the assets of the Company (a "Change in Control"); provided that in the event that the Company's stockholders of record as constituted immediately prior to any such transaction (on a fully diluted basis) will, immediately after such transaction (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity, such transaction shall not be deemed to constitute a Change in Control.

     4. PREEMPTIVE RIGHTS.

          4.1. SUBSEQUENT OFFERINGS. In the event the Company issues and sells Equity Securities (as defined below) other than the Equity Securities excluded by Section 4.5 hereof, each Investor shall have a preemptive right to purchase such number of shares of Equity Securities or debt securities necessary for such Investor to maintain its percentage ownership position in the Company on an as converted basis. Each Investor's preemptive share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series C Convertible Preferred Stock, Series B Convertible Preferred Stock or Series A Convertible Preferred Stock) of which such

Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series C Convertible Preferred Stock, Series B Convertible Preferred Stock, Series A Convertible Preferred Stock, or other security of the Company or upon the exercise of any outstanding warrants, options, or rights to subscribe to or purchase any Common Stock, Preferred Stock, or other security) immediately prior to the issuance of the Equity Securities (as to each Investor, its "pro rata share"). In the event the Company issues and sells debt securities to any stockholder of the Company ("Debt Securities"), each Investor shall have a similar preemptive right to purchase its pro rata share of such debt securites.

          4.2. EXERCISE OF PREEMPTIVE RIGHTS. If the Company issues any Equity Securities or Debt Securities, it shall give each Investor written notice of such issuance, describing the Equity Securities or Debt Securities and the price and the terms and conditions upon which the Company issued the same and shall provide each Investor with access to any information regarding such offering and the Company, provided to the purchasers of Equity Securities or Debt Securities. Each Investor shall have 45 days from the giving of such notice to exercise its preemptive right to purchase Equity Securities or Debt Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities or Debt Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities or Debt Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

          4.3. TERMINATION AND WAIVER OF PREEMPTIVE RIGHTS. The preemptive rights established by this Section 4 shall terminate following the Company's initial Qualified Offering.

          4.4. TRANSFER OF PREEMPTIVE RIGHTS. The preemptive rights of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to
Section 2.10.

          4.5. EXCLUDED SECURITIES. The preemptive rights established by this
Section 4 shall have no application to any of the following Equity Securities:

               (A) up to 7,850,000 shares (as may be adjusted for any stock dividend, combinations, splits, recapitalizations and the like) of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

               (B) capital stock of the Company issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and capital stock issued pursuant to or upon the exercise of any such rights or agreements granted after the date of this Agreement; provided that in the case of rights or agreements granted after the date of this Agreement, such rights or agreements were approved by the Board of Directors, including representatives designated by Sanders Morris Harris and Wheatley MedTech Partners L.P.;

               (C) shares of Common Stock issued in connection with any stock split, dividend, combination, distribution, or recapitalization;

               (D) shares of Common Stock issued in connection with any merger, consolidation, acquisition, or similar business combination approved by the Board of Directors;

               (E) shares of Common Stock issued upon conversion of the Shares;

               (F) any Equity Securities issued pursuant to any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board of Directors; and

               (G) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Board of Directors.

     5. MISCELLANEOUS.

          5.1. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to principals of conflict of laws.

          5.2. SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          5.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities in accordance with this Agreement, such notice to specify the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          5.4. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This

Agreement replaces and supercedes the Amended and Restated Investor Rights Agreement dated May 30, 2003 by and among the Company, the Common Investors, the Series A Investors and the Series B Investors.

          5.5. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          5.6. AMENDMENT AND WAIVER.

               (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities; provided that any provision which by its terms is intended to benefit a specific party or parties may only be amended upon the written consent of such party or parties.

               (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least a majority of the Registrable Securities; provided that any provision which by its terms is intended to benefit a specific party or parties may only be waived with the written consent of such party or parties.

               (C) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series C Convertible Preferred Stock as "Series C Investors," "Holders," and parties hereto.

               (D) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

          5.7. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

          5.8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

          5.9. ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          5.10. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          5.11. ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

          5.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.13. JOINDER OF SPOUSES. The undersigned spouses of each Investor, if applicable, join in the execution and delivery of this Agreement for the express purpose of binding any interest he or she may have in the Shares or Common Stock.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                INVESTORS:

VALERA PHARMACEUTICALS, INC.            SMH HYDRO MED LLC


BY: /s/ David S. Tierney                BY:
    ---------------------------------       ------------------------------------
    Name: David S. Tierney                  Name: James C. Gale
    Title: President                        Title: Manager


                                        SMH HYDRO MED II LLC


                                        BY:
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        SMH VALERA LLC


                                        By:
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        CORPORATE OPPORTUNITIES FUND, L.P.
                                        By: SMM Corporate Management, LLC,
                                            General Partner


                                        By:
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        CORPORATE OPPORTUNITIES FUND
                                        (INSTITUTIONAL), L.P.
                                        By: SMM Corporate Management, LLC,
                                            General Partner


                                        By:
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager

      Signature Page to Second Amended & Restated Investor Rights Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                INVESTORS:

VALERA PHARMACEUTICALS, INC.            SMH HYDRO MED LLC


BY:                                      By: /s/ James C. Gale
    ---------------------------------       ------------------------------------
    Name: David S. Tierney                  Name: James C. Gale
    Title: President                        Title: Manager


                                        SMH HYDRO MED II LLC


                                        By: /s/ James C. Gale
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        SMH VALERA LLC


                                        By: /s/ James C. Gale
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        CORPORATE OPPORTUNITIES FUND, L.P.
                                        By: SMM Corporate Management, LLC,
                                            General Partner


                                        By: /s/ James C. Gale
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        CORPORATE OPPORTUNITIES FUND
                                        (INSTITUTIONAL), L.P.
                                        By: SMM Corporate Management, LLC,
                                            General Partner


                                        By: /s/ James C. Gale
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager

      Signature Page to Second Amended & Restated Investor Rights Agreement

                                        LIFE SCIENCES OPPORTUNITIES FUND, L.P.
                                        By: SMH Life Sciences Management, LLC,
                                            General Partner


                                        By: /s/ James C. Gale
                                            ------------------------------------
                                            Name: James C. Gale
                                            Title: Manager


                                        WHEATLEY MEDTECH PARTNERS L.P.
                                        BY: Wheatley Medtech Partners LLC,
                                            General Partner


                                        By: /s/ David Dantzker
                                            ------------------------------------
                                            Name: David Dantzker, M.D.
                                            Title: VP

                                        WHEATLEY PARTNERS III, L.P.
                                        By: Wheatley Partners III, LLC,
                                            General Partner


                                        By: /s/ Barry Rubenstein
                                            ------------------------------------
                                            Name: Barry Rubenstein
                                            Title: CEO


                                        WHEATLEY ASSOCIATES III, L.P.
                                        By: Wheatley Partners III, LLC,
                                            General Partner


                                        By: /s/ Barry Rubenstein
                                            ------------------------------------
                                            Name: Barry Rubenstein
                                            Title: CEO

      Signature Page to Second Amended & Restated Investor Rights Agreement

                                        WHEATLEY FOREIGN PARTNERS III, L.P.
                                        By: Wheatley Partners III, LLC,
                                            General Partner


                                        By: /s/ Barry Rubenstein
                                            ------------------------------------
                                            Name: Barry Rubenstein
                                            Title: CEO


                                        FALCON SEABOARD HOLDINGS, L.P.


                                        By: /s/ E.H. (Gene) Dewhurst
                                            ------------------------------------
                                            Name: E.H. (Gene) Dewhurst
                                            Title: Vice President-Finance
                                                   & Treasurer


                                        NJTC VENTURE FUND SBIC, L.P.


                                        By: /s/ Robert M Chefitz
                                            ------------------------------------
                                            Name: Robert M Chefitz
                                            Title: General Partner


                                        PSILOS GROUP PARTNERS II SBIC, L.P.
                                        By: Psilos Group Partners II SBIC GP,
                                            LLC, its General Partner


                                        By: /s/ Jeffrey Krauss
                                            ------------------------------------
                                            Name: Jeffrey Krauss
                                            Title: Managing Member

     SIGNATURE PAGE TO SECOND AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

                                        PEQUOT SCOUT FUND, L.P.
                                        By: Pequot Capital Management, Inc.
                                            as Investment Manager


                                        By: /s/ Harold Kahn
                                            ------------------------------------
                                            Name: Harold Kahn
                                            Title: Principal


                                        PEQUOT NAVIGATOR ONSHORE FUND, L.P.
                                        By: Pequot Capital Management, Inc.
                                            as Investment Manager


                                        By: /s/ Harold Kahn
                                            ------------------------------------
                                            Name: Harold Kahn
                                            Title: Principal


                                        PALADIN LABS INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        COMMON STOCK INVESTORS:

                                        GP STRATEGIES CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

     SIGNATURE PAGE TO SECOND AMENDED & RESTATED INVESTOR RIGHTS AGREEMENT

                                        PEQUOT SCOUT FUND, L.P.
                                        By: Pequot Capital Management, Inc.
                                            as Investment Manager


                                        By:
                                            ------------------------------------
                                            Name: Lawrence Cutler
                                            Title: Principal


                                        PEQUOT NAVIGATOR ONSHORE FUND, L.P.

                                        By: Pequot Capital Management, Inc.
                                            as Investment Manager


                                        By:
                                            ------------------------------------
                                            Name: Lawrence Cutler
                                            Title: Principal


                                        PALADIN LABS INC.


                                        By: /s/ Jonathon Goodman
                                            ------------------------------------
                                            Name: Jonathon Goodman
                                            Title: President & CEO


                                        COMMON STOCK INVESTORS:

                                        GP STRATEGIES CORPORATION


                                        By: /s/ Andrea Kantor
                                            ------------------------------------
                                            Name: Andrea Kantor
                                            Title: VP, General Counsel

     Signature Page to Second Amended & Restated Investor Rights Agreement

                                   EXHIBIT A

                             COMMON STOCK INVESTORS

GP Strategies Corporation
9 West 57th Street
New York, New York 10019

                               SERIES A INVESTORS

SMH Hydro Med LLC
600 Travis, Suite 3100
Houston, Texas 77002
Attention: John Malanga

Corporate Opportunities Fund, L.P.
Corporate Opportunities Fund (Institutional), L.P.
c/o SMM Corporate Management LLC
126 East 56 Street
New York, New York 10022
Attention: James C. Gale

Wheatley MedTech Partners L.P.
80 Cuttermill Road, Suite 302
Great Neck, New York 11021

With a copy to:

Wheatley Partners
825 Third Avenue, 32nd Floor
New York, New York 10022
Attn: David R. Dantzker, M.D.
      Lawrence Wagenburg

                               SERIES B INVESTORS

SMH Hydro Med II LLC
600 Travis, Suite 3100
Houston, Texas 77002
Attention: John Malanga

Corporate Opportunities Fund, L.P.
Corporate Opportunities Fund (Institutional), L.P.
Life Sciences Opportunities Fund, L.P.
c/o SMM Corporate Management LLC
126 East 56 Street
New York, New York 10022
Attention: James C. Gale

Wheatley MedTech Partners L.P.
80 Cuttermill Road, Suite 302
Great Neck, New York 11021

With a copy to:

Wheatley Partners
825 Third Avenue, 32nd Floor
New York, New York 10022
Attn: David R. Dantzker, M.D./
      Lawrence Wagenburg

Wheatley Partners III, L.P.
Wheatley Associates III, L.P.
Wheatley Foreign Partners, III, L.P.
80 Cuttermill Road, Suite 302
Great Neck, New York 11021

With a copy to:

Wheatley Partners
825 Third Avenue, 32nd Floor
New York, New York 10022
Attn: Lawrence Wagenberg

Paladin Labs, Inc.
6111 Royalmount Avenue
Suite 102
Montreal, Quebec H4P 2T4
Attention: Samira Sakhia

Falcon Seaboard Holdings, L.P.
109 N. Post Oak Lane
Houston, Texas 77024

NJTC Venture Fund SBIC, L.P.
1001 Briggs Road, Suite 280
Mt. Laurel, New Jersey 08054

Pequot Scout Fund, L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attention: Amber Tencic/Aryeh Davis

Pequot Navigator Onshore Fund, L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attention: Amber Tencic/Aryeh Davis

                               SERIES C INVESTORS

SMH Valera LLC
600 Travis, Suite 3100
Houston, Texas 77002
Attention: John Malanga

Life Sciences Opportunities Fund, L.P.
c/o SMM Corporate Management LLC
126 East 56 Street
New York, New York 10022
Attention: James C. Gale

Wheatley MedTech Partners L.P.
80 Cuttermill Road, Suite 302
Great Neck, New York 11021

With a copy to:

Wheatley Partners
825 Third Avenue, 32nd Floor
New York, New York 10022
Attn: David R. Dantzker, M.D./
      Lawrence Wagenburg

Wheatley Partners III, L.P.
Wheatley Associates III, L.P.
Wheatley Foreign Partners, III, L.P.
80 Cuttermill Road, Suite 302
Great Neck, New York 11021

With a copy to:

Wheatley Partners
825 Third Avenue, 32nd Floor
New York, New York 10022
Attn: Lawrence Wagenberg

Falcon Seaboard Holdings, L.P.
109 N. Post Oak Lane
Houston, Texas 77024

NJTC Venture Fund SBIC, L.P.
1001 Briggs Road, Suite 280
Mt. Laurel, New Jersey 08054

Pequot Scout Fund, L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attention: Amber Tencic/Aryeh Davis

Pequot Navigator Onshore Fund, L.P.
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880
Attention: Amber Tencic/Aryeh Davis

Psilos Group Partners II SBIC, L.P.
625 Avenue of the Americas, 4th Floor
New York, NY 10011